Exhibit  99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:       Walter Ida

        (808) 946-1400

Territorial Bancorp Inc.

Announces Results of Annual Meeting

Honolulu, Hawaii, May 19, 2022 - Territorial Bancorp Inc., (NASDAQ: TBNK) (the “Company”), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announces the results of its 2022 Annual Meeting of Stockholders held on May 19, 2022.

Three members of the Board of Directors, Kirk W. Caldwell, Francis E. Tanaka and Jennifer Isobe, were each elected to serve for a three-year term. Stockholders also ratified the appointment of Moss Adams LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2022 and approved the Company’s compensation of named executive officers on an advisory basis.

Territorial Savings Bank is a state chartered savings bank that was originally chartered in 1921 by the Territory of Hawaii. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaii and has 29 branch offices in the State of Hawaii.